EXHIBIT 99


  Investor Release
  FOR IMMEDIATE RELEASE               FOR MORE INFORMATION CONTACT:
  07/17/97                            Investors:  Mary Healy, 630-623-6429
                                      Media:  Chuck Ebeling, 630-623-6150

                  McDONALD'S REPORTS RECORD GLOBAL RESULTS
                  -----------------------------------------

  OAK BROOK, IL -- McDonald's Corporation today announced record results for the six months and quarter ended June 30, 1997:

  - Net income per common share rose 10% for the six months and 7% for the quarter.

  -    Net income grew 8% for the six months and 4% for the quarter.

  - Sales outside the U.S. increased 18% for the quarter in constant currencies.

  - Operating income outside the U.S. contributed 56% to consolidated operating income and grew 15% for the quarter in constant currencies.

  - The Company added 761 restaurants in the first six months, or one every six hours. Nearly 90% were outside the U.S.

  - The Company repurchased $500 million of common stock during the first six months of 1997.

  Key highlights
  Dollars in millions, except               Six months ended June 30
  per common share data                   1997      1996      Increase
                                      ---------  ---------  -------------
  Systemwide sales                    $16,308.2  $15,241.5  $1,066.7   7%
  Total revenues                        5,450.2    5,091.1     359.1   7
  Operating income                      1,357.7    1,274.6      83.1   7
  Net income                              782.7      722.0      60.7   8
  Net income per common share              1.11       1.01       .10  10

                                             Quarters ended June 30
                                          1997      1996      Increase
                                      ---------  ---------  -------------
  Systemwide sales                     $8,475.1   $7,932.0  $543.1    7%
  Total revenues                        2,832.6    2,665.1   167.5    6
  Operating income                        743.5      712.1    31.4    4
  Net income                              438.2      420.4    17.8    4
  Net income per common share               .63        .59     .04    7

  SUMMARY COMMENTARY

  Chairman and Chief Executive Officer Michael R. Quinlan said, "McDonald's global foodservice business delivered good results in the second quarter and first six months of 1997. We are confident in our growth strategies and expect 1997 to be another record-breaking year. Based on input from local management, we have refined our plans and expect to add about 2,400 restaurants globally in 1997, with a greater emphasis on full-size traditional restaurants compared with 1996. About 80 percent of these openings will be outside the U.S. We will continue to evaluate these plans as the year progresses."

       James R. Cantalupo, President and Chief Executive Officer-International said, "Our international results strengthened in the second quarter. The strong 18 percent constant currency sales increase illustrates the impressive demand for the McDonald's experience around the world. We continue to outdistance our competitors in the global marketplace through outstanding quality, service, cleanliness and value as well as a leading market position. Over the past five years, we've added 5,800 restaurants outside the U.S. compared with about 4,500 for our five largest globally branded quick-service restaurant competitors combined.
  We operate about twice the number of restaurants outside the U.S. as our next largest globally branded competitor. We intend to build from this strong position to capture an even greater share of the under-penetrated, growing global market. As a perspective on this opportunity, consider that even in our seven largest international markets McDonald's transactions per capita currently average just over one-third the level in the U.S."

       Jack M. Greenberg, Vice Chairman, Chairman and Chief Executive Officer-U.S.A. said, "As we said at the beginning of the year, 1997 is a year of transition for our U.S. business. Last week, we announced a major reorganization of the U.S. business into five geographic divisions. The goal of this reorganization is performance improvement, not cost-reduction. This change will enable us to operate in a highly competitive, changing consumer environment with more speed, agility and decisiveness than ever before. Decisions will be made by those people closest to our customers and our franchisees as we refine our plans to capitalize on our strong brand equity, substantial size advantage and market share lead.
  Our clear singular focus will be achieving higher levels of customer satisfaction through a strategic emphasis on food taste, value, service and convenience. I remain very optimistic about our long-term opportunities to grow profitably in the domestic marketplace."

  CONSOLIDATED OPERATING RESULTS

  Net income per common share and net income increased 10 and eight percent, respectively, for the six months, and seven and four percent, respectively, for the quarter. Changing foreign currencies significantly reduced reported results for the six months and quarter. Excluding the $16 million non-cash charge for the adoption of SFAS 121 in first quarter 1996 and foreign currency impact, net income per common share and net income would have increased 11 and 10 percent for the six months, respectively. For the quarter, net income per common share and net income would have increased 10 and eight percent, respectively, excluding foreign currency impact.

       During the quarter, the Company repurchased four million shares of common stock for approximately $200 million, bringing total share repurchase for the six months to 10.7 million shares for about $500 million. Fewer shares outstanding resulted in higher increases in net income per common share compared with the increases in net income.

       Systemwide sales represent sales by Company-operated, franchised and affiliated restaurants. Total revenues consist of sales by Company-operated restaurants and fees from restaurants operated by franchisees and affiliates. These fees are based upon a percent of sales with specified minimum payments. On a global basis, the increases in sales and revenues for both periods were due to expansion, offset in part by weaker foreign currencies. The unusually low number of net U.S. restaurant additions in both periods was primarily due to a greater number of restaurant closings, particularly satellite restaurant closings previously announced.

  Restaurant additions                        Six months      Quarters
                                            ended June 30  ended June 30
                                             1997    1996   1997    1996
                                            -----   -----  -----   -----
    U.S.                                       84     313     74     184
    Outside the U.S.                          677     570    433     383
      Total restaurant additions              761     883    507     567

  Restaurants under construction                         At June 30
                                                        1997    1996
                                                        ----    ----
    U.S.                                                  78     153
    Outside the U.S.                                     359     389
      Total restaurants under construction               437     542


  Consolidated operating margins          Six months         Quarters
                                        ended June 30     ended June 30
                                        1997     1996      1997    1996
                                      -------   ------   ------- ------
  In millions of dollars
  Company-operated                   $  700.1 $  657.2   $374.0  $362.7
  Franchised                          1,283.5  1,213.6    667.4   638.6
  As a percent of sales/revenues
  Company-operated                       18.1     18.3     18.6    19.2
  Franchised                             81.1     81.4     81.5    81.9

       Company-operated margins as a percent of sales were about flat for the six months and lower for the quarter. As a percent of sales, food & paper costs increased, while payroll costs decreased for both periods. Occupancy & other operating costs as a percent of sales increased slightly for the six months and decreased slightly for the quarter.

       Franchised margin dollars comprised about two-thirds of the combined operating margins, the same as in the prior year. While franchised margins as a percent of applicable revenues decreased slightly for both periods, franchised margin dollars increased six percent for the six months and five percent for the quarter.

       The increases in general, administrative & selling expenses were primarily due to strategic global spending to support the Convenience, Value and Execution Strategies, including costs associated with expansion outside the U.S. and continued investment in developing countries, offset in part by weaker foreign currencies.

       Other operating (income) expense--net is composed of transactions related to franchising and the foodservice business. Gains on sales of restaurant businesses were lower since fewer restaurants were sold. The other category reflected lower expense for both periods. This was primarily due to lower provisions for property dispositions in 1997 for the quarter, and for the six months, the $16 million charge for the adoption of SFAS 121 in first quarter 1996.

       Consolidated operating income increased $83 million or seven percent and $31 million or four percent for the six months and quarter, respectively. The increases reflected higher combined operating margin dollars and other operating income, offset in part by higher general, administrative & selling expenses and weaker foreign currencies.

  Other operating (income) expense--net     Six months      Quarters
                                          ended June 30   ended June 30
  In millions of dollars                  1997    1996    1997     1996
                                          ------  ------  ------  ------
  Gains on sales of restaurant
    businesses                           $(27.6) $(42.3) $(20.0) $(33.3)
  Equity in earnings of unconsolidated
    affiliates                            (33.2)  (34.4)  (17.3)  (15.9)
  Other (income) expense                    5.5    35.4    12.0    12.1
  Other operating (income) expense--net  $(55.3) $(41.3) $(49.3) $(37.1)

       Higher interest expense in both periods reflected higher debt levels, offset in part by lower average interest rates and weaker foreign currencies.

       Nonoperating (income) expense reflected translation losses in both periods of 1997 compared with translation gains in 1996, and in the six months ended June 30, 1996, losses associated with the reduction of the carrying value of the Company's investment in Discovery Zone common stock to zero.

       The effective income tax rate was 32.5 and 31.9 percent for the six months and quarter of 1997, respectively, compared with 33.0 and 32.8 percent for the corresponding periods of 1996. For the year 1997, the Company expects the effective tax rate to be in the range of 32.0 to 32.5 percent.

  OPERATING RESULTS OUTSIDE THE U.S.

  The sales increases outside the U.S. for both periods were driven primarily by expansion, offset in part by weaker foreign currencies. Comparable sales in constant currencies increased slightly for the quarter and decreased slightly for the six months. If exchange rates had remained at 1996 levels, sales outside the U.S. would have increased 18 and 16 percent for the quarter and six months, respectively. Severe weather in Europe in the first quarter and weak economies in both periods negatively affected results.

  Operating results                     Six months       Quarters
  outside the U.S.                    ended June 30    ended June 30
                                      1997    1996     1997     1996
                                      ----    ----     ----     ----
  Percent increase
  Sales
   As reported                           9      10       11        5
   Excluding foreign currency impact    16      15       18       12
  Revenues
   As reported                          13      15       14       11
   Excluding foreign currency impact    17      17       19       15
  Operating income
   As reported                          12       8       10        7
   Excluding foreign currency impact    17      10       15       11
   Excluding SFAS 121 charge and
    foreign currency impact             15      13       15       11
  As a percent of sales/revenues
  Company-operated margins            18.7    19.2     19.0     19.8
  Franchised margins                  81.2    81.1     81.7     81.2

       Revenues increased at a faster rate than sales in both periods.
  This was primarily due to the weakening Japanese Yen, which had a greater effect on sales than revenues due to our affiliate structure in Japan, and the higher growth rate in Company-operated versus franchised restaurants.

       Of the larger international markets, the following had strong sales and operating income growth for both periods of 1997: the Philippines and Taiwan in Asia/Pacific; England, Italy, Spain, Sweden and Switzerland in Europe; and Mexico in Latin America. Our operations in Canada were negatively affected by increased competition and low consumer spending due to high unemployment; weak economies also negatively affected our operations in France and Germany, although France improved in the second quarter.

       The increases in operating income outside the U.S. in both periods were driven by higher Company-operated and franchised margin dollars, and increases in other operating income. Weaker foreign currencies and higher general, administrative & selling expenses necessary to fund expansion and continued investment in developing countries partly offset these increases.

       Company-operated margins as a percent of sales declined in both periods. As a percent of sales, increases in food & paper costs and occupancy & other operating costs were offset in part by decreases in payroll costs.

       Franchised margins as a percent of revenues were relatively flat in the six months and up for the quarter.

  IMPACT OF FOREIGN CURRENCIES ON REPORTED RESULTS

  While changing foreign currencies affect reported results, McDonald's lessens exposures by primarily purchasing goods and services in local currencies, financing in local currencies and hedging certain foreign-denominated cash flows.

       The weakening of the Japanese Yen and Deutsche Mark were the primary foreign currency changes that negatively affected results in both periods. The following table illustrates what 1997 results would have been if exchange rates had remained at 1996 levels compared with reported results.

  Foreign currency impact on worldwide results
  Dollars in millions except per common share data

                                  Six months ended June 30, 1997
                                                          Increase
                         Adjusted Reported   Change   Adjusted Reported
                          -------- -------- ---------- -------- --------
  Systemwide sales       $16,810.4 $16,308.2  $502.2      10%       7%
  Operating income         1,395.3   1,357.7    37.6       9        7
  Net income                 803.8     782.7    21.1      11        8
  Net income per common
   share                      1.14      1.11     .03      13       10

                                   Quarter ended June 30, 1997
                                                           Increase
                          Adjusted Reported   Change   Adjusted Reported
                          -------- -------- ---------- -------- --------
  Systemwide sales        $8,737.9  $8,475.1  $262.8     10%        7%
  Operating income           762.0     743.5    18.5      7         4
  Net income                 453.1     438.2    14.9      8         4
  Net income per common
   share                       .65       .63     .02     10         7

  U.S. OPERATING RESULTS

  U.S. sales increased in both periods due to restaurant expansion (497 restaurants were added in the 12 months ended June 30, 1997). U.S. comparable sales were slightly positive for the six months and slightly negative for the quarter. This performance reflected successful marketing and promotions including Monopoly, Chicken McNuggets and Teenie Beanie Babies and disappointing results from the price component of Campaign 55.

  U.S. operating results                Six months       Quarters
                                       ended June 30   ended June 30
                                        1997    1996    1997    1996
                                       -----   -----   -----   -----
  Percent increase/(decrease)
  Sales                                   5       3       3       3
  Revenues                                0       4      (3)      4
  Operating income                        1      (1)     (2)      0
  As a percent of sales/revenues
  Company-operated margins             16.9    16.8    17.7    18.3
  Franchised margins                   81.0    81.5    81.4    82.4

       U.S. sales increased at a faster rate than revenues primarily because the number of U.S. franchised and affiliated restaurants increased over the past year while the number of Company-operated restaurants decreased.

       U.S. operating income increased slightly for the six months and decreased slightly for the quarter. This performance reflected lower Company-operated margin dollars and higher general, administrative & selling expenses, offset in part by higher franchised margin dollars, and for the quarter, lower other operating expenses.

       Company-operated margins as a percent of sales remained relatively flat for the six months and declined for the quarter. Cost trends as a percent of sales follow: food & paper costs increased while payroll and occupancy & other operating expenses decreased for the six months; for the quarter, food & paper and payroll costs increased while occupancy & other operating expenses decreased.

       Franchised margins as a percent of revenues declined for both periods. These declines reflected slower revenue growth as a result of flat to negative comparable sales and rent adjustments. The margins were also negatively affected by higher occupancy costs, primarily rent expense, driven by an increase in the number of leased sites.

  FORWARD-LOOKING STATEMENTS

  Certain forward-looking statements are included in this report. They use such words as "may," "will," "expect," "believe," "plan" and other similar terminology. These statements reflect management's current expectations and involve a number of risks and uncertainties. Actual results could differ materially due to changes in global and local business and economic conditions; legislation and governmental regulation; competition; success of operating initiatives and advertising and promotional efforts; food, labor and other operating costs; availability and cost of land and construction; accounting policies and practices; consumer preferences, spending patterns and demographic trends; political or economic instability in local markets; and currency exchange rates.

                           McDONALD'S CORPORATION
                 CONDENSED CONSOLIDATED STATEMENT OF INCOME

  Dollars and shares in millions,
  except per common share data
                                         Six months ended June 30
                                  -------------------------------------
                                                     Increase/(Decrease)
                                                     -------------------
                                    1997      1996    Dollars  Percent
                                  --------  --------  -------- --------
  SYSTEMWIDE SALES                $16,308.2 $15,241.5  1,066.7     7
  ---------------------------------------------------------------------

  Revenues
  Sales by Company-operated
  restaurants                     $ 3,867.3 $ 3,599.6    267.7      7
  Revenues from franchised and
  affiliated restaurants            1,582.9   1,491.5     91.4      6
  -------------------------------------------------------------------
  TOTAL REVENUES                    5,450.2   5,091.1    359.1      7
  -------------------------------------------------------------------

  Operating costs and expenses
  Company-operated restaurants      3,167.2   2,942.4    224.8      8
  Franchised restaurants--
  occupancy costs                     299.4     277.9     21.5      8
  General, administrative and
  selling expenses                    681.2     637.5     43.7      7
  Other operating (income)
  expense--net(1)                     (55.3)    (41.3)    14.0    n/m
  -------------------------------------------------------------------
    Total operating costs and
    expenses(1)                     4,092.5   3,816.5    276.0      7
  -------------------------------------------------------------------

  OPERATING INCOME(1)               1,357.7   1,274.6     83.1      7

  -------------------------------------------------------------------

  Interest expense                    176.2     167.6      8.6      5
  Nonoperating (income)
   expense--net                        22.7      29.4     (6.7)   n/m
  -------------------------------------------------------------------

  Income before provision
  for income taxes(1)               1,158.8   1,077.6     81.2      8
  -------------------------------------------------------------------

  Provision for income taxes          376.1     355.6     20.5      6
  -------------------------------------------------------------------

  NET INCOME(1)                   $   782.7 $   722.0     60.7      8
  -------------------------------------------------------------------
  -------------------------------------------------------------------

  NET INCOME PER COMMON
  SHARE(1)(2)                     $    1.11 $    1.01     0.10     10
  -------------------------------------------------------------------

  Weighted average common
  shares outstanding                  690.7     699.8
  -------------------------------------------------------------------


  Dollars and shares in millions,
  except per common share data
                                         Quarters ended June 30
                                  -------------------------------------
                                                     Increase/(Decrease)
                                                     -------------------
                                    1997      1996    Dollars  Percent
                                  --------  --------  -------- --------
  SYSTEMWIDE SALES                $8,475.1  $7,932.0   543.1      7
  ---------------------------------------------------------------------

  Revenues
  Sales by Company-operated
  restaurants                     $2,014.1  $1,885.8   128.3      7
  Revenues from franchised and
  affiliated restaurants             818.5     779.3    39.2      5
  ---------------------------------------------------------------------
  TOTAL REVENUES                   2,832.6   2,665.1   167.5      6
  ---------------------------------------------------------------------

  Operating costs and expenses
  Company-operated restaurants     1,640.1   1,523.1   117.0      8
  Franchised restaurants--
  occupancy costs                    151.1     140.7    10.4      7
  General, administrative and
  selling expenses                   347.2     326.3    20.9      6
  Other operating (income)
  expense--net(1)                    (49.3)    (37.1)  (12.2)   n/m
  ---------------------------------------------------------------------
    Total operating costs and
    expenses(1)                    2,089.1   1,953.0   136.1      7
  ---------------------------------------------------------------------

  OPERATING INCOME(1)                743.5     712.1    31.4      4
  ---------------------------------------------------------------------

  Interest expense                    86.2      82.8     3.4      4
  Nonoperating (income)
  expense--net                        14.2       3.8    10.4    n/m
  ---------------------------------------------------------------------

  Income before provision
  for income taxes(1)                643.1     625.5    17.6      3
  ---------------------------------------------------------------------

  Provision for income taxes         204.9     205.1    (0.2)     0
  ---------------------------------------------------------------------

  NET INCOME(1)                   $  438.2  $  420.4    17.8      4
  ---------------------------------------------------------------------
  ---------------------------------------------------------------------

  NET INCOME PER COMMON
  SHARE(1)(2)                     $   0.63  $   0.59    0.04      7
  ---------------------------------------------------------------------

  Weighted average common
  shares outstanding                 689.7     699.1
  ---------------------------------------------------------------------

  (1) Includes the $16 million charge for the adoption of SFAS 121 for the six months ended June 30, 1996.
  (2) Computed using net income reduced by preferred stock dividends of $13.8 million for the six months of 1997 and 1996 and $6.9 million for the second quarters of 1997 and 1996.
  n/m Not meaningful

                McDONALD'S CORPORATION FINANCIAL INFORMATION

  Dollars in millions                   Six months ended June 30
                                 -------------------------------------
                                                    Increase/(Decrease)
                                                    -------------------
                                    1997      1996   Dollars  Percent
                                 --------- --------- -------- --------
  SYSTEMWIDE SALES
  U.S.
  ----
  Operated by franchisees        $ 6,516.4 $ 6,190.1   326.3     5
  Operated by the Company          1,336.6   1,381.5   (44.9)   (3)
  Operated by affiliates             556.3     430.0   126.3    29
                                 --------- --------- -------    --
                                   8,409.3   8,001.6   407.7     5
                                 --------- --------- -------    --
  Outside the U.S.
  -------------------
  Operated by franchisees          3,645.5   3,435.2   210.3     6
  Operated by the Company          2,530.7   2,218.1   312.6    14
  Operated by affiliates           1,722.7   1,586.6   136.1     9
                                 --------- --------- -------    --
                                   7,898.9   7,239.9   659.0     9
                                 --------- --------- -------    --
                                 $16,308.2 $15,241.5 1,066.7     7
                                 --------- --------- -------    --
                                 --------- --------- -------    --
  By Type
  -------
  Operated by franchisees        $10,161.9 $ 9,625.3   536.6     6
  Operated by the Company          3,867.3   3,599.6   267.7     7
  Operated by affiliates           2,279.0   2,016.6   262.4    13
                                 --------- ---------   -----    --
                                 $16,308.2 $15,241.5 1,066.7     7
                                 --------- ---------   -----    --
                                 --------- ---------   -----    --
  ----------------------------------------------------------------
  TOTAL REVENUES
  U.S.                           $ 2,262.1 $ 2,264.0    (1.9)    0
  Outside the U.S.                 3,188.1   2,827.1   361.0    13
                                 --------- ---------   -----    --
                                 $ 5,450.2 $ 5,091.1   359.1     7
                                 --------- ---------   -----    --
                                 --------- ---------   -----    --
  ----------------------------------------------------------------
  OPERATING INCOME
  U.S.                           $   611.4 $   605.2     6.2     1
  Outside the U.S.                   772.9     691.5    81.4    12
  Corporate G&A                      (26.6)    (22.1)   (4.5)   20
                                 --------- ---------   -----    --
                                 $ 1,357.7 $ 1,274.6    83.1     7
                                 --------- ---------   -----    --
                                 --------- ---------   -----    --
  ----------------------------------------------------------------
                                         Quarters ended June 30
                                  -------------------------------------
                                                     Increase(Decrease)
                                                     ------------------
                                    1997      1996    Dollars  Percent
                                  --------- --------- -------- --------
  SYSTEMWIDE SALES
  U.S.
  ----
  Operated by franchisees        $ 3,423.2 $ 3,305.4   117.8     4
  Operated by the Company            698.8     741.5   (42.7)   (6)
  Operated by affiliates             298.4     231.9    66.5    29
                                 --------- --------- -------    --
                                   4,420.4   4,278.8   141.6     3
                                 --------- --------- -------    --
  Outside the U.S.
  -------------------
  Operated by franchisees          1,874.6   1,748.9   125.7     7
  Operated by the Company          1,315.3   1,144.3   171.0    15
  Operated by affiliates             864.8     760.0   104.8    14
                                 --------- --------- -------    --
                                   4,054.7   3,653.2   401.5    11
                                 --------- --------- -------    --
                                 $ 8,475.1 $ 7,932.0   543.1     7
                                 --------- --------- -------    --
                                 --------- --------- -------    --
  By Type
  -------
  Operated by franchisees        $ 5,297.8 $ 5,054.3   243.5     6
  Operated by the Company          2,014.1   1,885.8   128.3     7
  Operated by affiliates           1,163.2     991.9   171.3    17
                                 --------- ---------   -----    --
                                 $ 8,475.1 $ 7,932.0   543.1     7
                                 --------- ---------   -----    --
                                 --------- ---------   -----    --
  ----------------------------------------------------------------

  TOTAL REVENUES
  U.S.                           $ 1,178.2 $ 1,211.0   (32.8)   (3)
  Outside the U.S.                 1,654.4   1,454.1   200.3    14
                                 --------- ---------   -----    --
                                 $ 2,832.6 $ 2,665.1   167.5     6
                                 --------- ---------   -----    --
                                 --------- ---------   -----    --
  ----------------------------------------------------------------
  OPERATING INCOME
  U.S.                           $   340.2 $   346.0    (5.8)   (2)
  Outside the U.S.                   416.8     377.3    39.5    10
  Corporate G&A                      (13.5)    (11.2)   (2.3)   21
                                 --------- ---------   -----    --
                                 $   743.5 $   712.1    31.4     4
                                 --------- ---------   -----    --
                                 --------- ---------   -----    --
  -------------------------------------------------------------------------
  PERCENT CONTRIBUTION TO CONSOLIDATED MARGINS

                                  Six months          Quarters ended
                                 ended June 30            June 30
                              --------------------    --------------
                                 1997      1996        1997    1996
                              ---------  ---------    ------  ------
  Company-operated
  ----------------
  U.S.                          32         35           33      37
  Outside the U.S.              68         65           67      63
                               ---        ---          ---     ---
                               100        100          100     100
                               ---        ---          ---     ---
                               ---        ---          ---     ---
  Franchised
  ----------
  U.S.                          58         59           58      61
  Outside the U.S.              42         41           42      39
                               ---        ---          ---     ---
                               100        100          100     100
                               ---        ---          ---     ---
                               ---        ---          ---     ---
  ----------------------------------------------------------------

  CONSOLIDATED COMPANY-OPERATED MARGINS AS A PERCENT OF SALES

                                  Six months          Quarters ended
                                 ended June 30            June 30
                              --------------------    --------------
                                 1997      1996        1997    1996
                              ---------  ---------    ------  ------
  Food & paper                  34.1        33.7        34.3    33.2
  Payroll & other
  employee benefits             25.1        25.5        24.9    25.2
  Occupancy & other
  operating expenses            22.7        22.5        22.2    22.4
                                ----        ----        ----    ----
    Total expenses              81.9        81.7        81.4    80.8
                                ----        ----        ----    ----
                                ----        ----        ----    ----
  Company-operated margins      18.1        18.3        18.6    19.2
                                ----        ----        ----    ----
                                ----        ----        ----    ----

                McDONALD'S CORPORATION RESTAURANT INFORMATION

                                                    At June 30
                                       -----------------------------------
                                                       Increase/(Decrease)
                                                       -------------------
                                        1997    1996   Number   Percent
                                       ------  ------  -------  -------
  U.S.
  ----
  Operated by franchisees               9,537   9,167      370       4
  Operated by the Company               1,795   1,852      (57)     (3)
  Operated by affiliates                  846     662      184      28
                                       ------  ------   ------     ---
                                       12,178  11,681      497       4
                                       ------  ------   ------     ---
  Outside the U.S.
  -------------------
  Operated by franchisees               4,166   3,479      687      20
  Operated by the Company               2,714   2,170      544      25
  Operated by affiliates                2,725   1,933      792      41
                                       ------  ------    -----     ---
                                        9,605   7,582    2,023      27
                                       ------  ------    -----     ---
                                       21,783  19,263    2,520      13
                                       ------  ------    -----     ---
                                       ------  ------    -----     ---
  By Type
  -------
  Operated by franchisees              13,703  12,646    1,057       8
  Operated by the Company               4,509   4,022      487      12
  Operated by affiliates                3,571   2,595      976      38
                                       ------  ------    -----     ---
                                       21,783  19,263    2,520      13
                                       ------  ------    -----     ---
  --------------------------------------------------------------------
  SYSTEMWIDE COUNTRIES                    103      94
  --------------------------------------------------------------------

  TOTAL RESTAURANTS IN MARKETS OUTSIDE THE U.S.

                                                  At June 30
                                       --------------------------------
                                                           Increase
                                                       ----------------
                                        1997    1996   Number   Percent
                                       ------  ------  -------  -------
  Japan                                2,148    1,670      478      29
  Canada                               1,015      939       76       8
  Germany                                781      672      109      16
  England                                676      604       72      12
  Australia                              625      551       74      13
  France                                 594      458      136      30
  Brazil                                 378      260      118      45
  Taiwan                                 196      131       65      50
  Netherlands                            160      135       25      19
  Italy                                  153       42      111     264
  Sweden                                 138      112       26      23
  Hong Kong                              131      107       24      22
  New Zealand                            130      106       24      23
  Spain                                  126      103       23      22
  Mexico                                 121      120        1       1
  Other                                2,233    1,572      661      42
                                      ------   ------    -----     ---
                                       9,605    7,582    2,023      27
                                      ------   ------    -----     ---
                                      ------   ------    -----     ---